EXHIBIT 23.1

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Track 'n Trail of our report dated April 13, 2001 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Sacramento, California
May 15, 2001